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                                                                    Exhibit 24.1

                           CERTIFIED BOARD RESOLUTION


I, Paolo Rocca, and I, Guillermo Vogel, certify that we are duly elected, qualified and acting Directors of Tenaris S.A. (the "Company"), located at 13, rue Beaumont, L-1219, Luxembourg, and that the following is a true, accurate and correct description of a resolution that has been duly passed by the Board of Directors of the Company, at the meeting of the Board of Directors held on May 7, 2003 in Veracruz, Mexico, at which meeting a quorum of the Board of Directors was acting throughout:

          WHEREAS, in accordance with the requirements of Section 6(a) of the Securities Act of 1993 and Form F-4 relating to the signature of registration statements, the Company's registration statement on Form F-4 must be signed by the Company, its Chief Executive Officer (as principal executive officer), its Chief Financial Officer (as principal financial officer and as comptroller or principal accounting officer), and a majority of the members of the Company's Board of Directors, and

          WHEREAS, as a result of such requirement, the responsible persons will be required to execute the appropriate signature page of the Form F-4 registration statement and its subsequent amendments, or in the alternative, to grant a power of attorney to one or several individuals who will sign on their behalf, and

          WHEREAS, it was proposed that the Board of Directors delegates such signatures to Mr. Paolo Rocca and Guillermo Vogel.

          In agreement with the proposal, it was resolved as follows:

          To delegate to Mr. Paolo Rocca and Mr. Guillermo Vogel the signature of the members of the Board of Directors so that they may sign on behalf of all the members of the Board of Directors the signature page of the Form F-4 registration statement and its subsequent amendments.


                                                      /s/ Paolo Rocca
                                                      --------------------------
          Date: July 3, 2003                          Name:  Paolo Rocca
                                                      Title: Director

                                                      /s/ Guillermo Vogel
                                                      --------------------------
          Date: July 3, 2003                          Name:  Guillermo Vogel
                                                      Title: Director



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